EXHIBIT 10.70
                                                                   -------------


                         WARREN FIVE CENTS SAVINGS BANK

                           LOAN AND SECURITY AGREEMENT
                     BETWEEN WARREN FIVE CENTS SAVINGS BANK
                                       AND
                             ANNIE'S HOMEGROWN, INC.

                                                                June _____, 2001

                                 P R E A M B L E


         ANNIE'S HOMEGROWN, INC. ("Borrower") is a Delaware corporation qualified to conduct business in the Commonwealth of Massachusetts with a principal place of business and chief executive office at 395 Main Street, Wakefield, Massachusetts 01880, and has requested that WARREN FIVE CENTS SAVINGS BANK, a Massachusetts banking corporation with a mailing address of 10 Main Street, Peabody, Massachusetts 01960 (the "Bank") make certain credit facilities available to it, including a revolving line of credit, the proceeds of which shall be available for general business purposes, secured by the personal property owned by the Borrower.

         1.     GRANT OF SECURITY INTEREST.

         The Borrower for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby grants to the Bank a continuing security interest in the Collateral (as defined in Section 3) and in the products and proceeds thereof. The security interest granted hereby is to secure payment and performance of all Obligations (as defined in Section 3) of Borrower to the Bank, now existing or hereafter arising.

         2.     LOANS.

         (A) ____ Revolving Loans. The Bank hereby establishes a revolving line of credit in the Borrower's favor pursuant to which Bank shall from time to time, in the absence of a demand for payment or an Event of Default (as defined herein), and based upon circumstances existing at the time of any request, make such loans to Borrower as Borrower may request (the "Revolving Loans"). Borrower agrees that the aggregate principal amount of loans outstanding will not exceed at any time the lesser of (i) $1,500,000.00 (the "Credit Limit"), or (ii) the Borrowing Base (as defined in Section 3). The Borrower acknowledges that the Borrowing Base is designated for monitoring purposes and that the Bank is not obligated to make any Revolving Loans, and may choose to make Revolving Loans, in excess thereof. The revolving line of credit established hereby shall be payable on demand. The revolving line of credit shall be evidenced by a Revolving Note (the "Revolving Note") in the form annexed as Exhibit 2(a). All Revolving Loans will bear interest, calculated on the basis of actual days elapsed and a 360-day year and payable monthly in arrears at a fluctuating per annum rate equal to the Bank's Base Rate from time to time (as defined in
Section 3) plus one (1.00%) percent. The proceeds of the Revolving Loans shall be used for short term working capital for the Borrower.
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         (B) ____ Borrower hereby authorizes and directs Bank, in Bank's sole discretion (provided, however, Bank shall have no obligation to do so), (i) to pay accrued interest as the same becomes due and payable pursuant to this Agreement or pursuant to any note or other agreement between Borrower and Bank, and to treat the same as a loan to Borrower which shall be added to Borrower's respective loan balances pursuant to this Agreement; or (ii) to apply the proceeds of Collateral, including without limitation, payments on Account Receivables, and other payments from sales or leases of Equipment or Inventory and any other funds to the payment of such items or to the payment of any other amounts then due to Bank from Borrower.

         3. CERTAIN DEFINITIONS. As used herein the following terms have the meanings set forth below:

         "Accounts Receivable" means all Borrower's accounts, accounts receivable, contract rights, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to Borrower from any Person (as defined below) for goods sold by it or for services rendered by it, or however otherwise established or created, all guaranties and security therefor, all right, title and interest of Borrower in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to Borrower.

         "Base Rate" means the rate per annum from time to time announced by Bank as its Base Rate, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time which serves as the basis upon which effective interest rates are calculated for loans making reference thereto. The effective interest rate applicable to Borrower's Revolving Loans shall change on the date of each change in the Base Rate. Principal and interest shall be payable at Bank's office in Peabody in lawful money of the United States of America without set-off, deduction or counterclaim. Borrower authorizes Bank to charge any of its deposit account(s) with Bank for all payments hereunder. Borrower also agrees and acknowledges that all loans are secured by the Collateral and constitute Obligations.

         "Borrowing Base" means the sum of the following (as shown on Bank's records at any time):

         (a) eighty (80%) percent of the unpaid face amount of all Eligible Accounts (as defined below), PLUS

         (b) thirty (30%) percent of Eligible Inventory, but not to exceed $200,000.00.

         "Cash Flow" means on a trailing four quarters' basis, earnings before gross interest expense, depreciation, amortization and income taxes, less unfinanced capital expenditures, less member distributions, less related company payments, loans and advances (if applicable), less cash taxes paid for the period.

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         "Collateral" means all Accounts Receivable, Inventory, Equipment and
Related Collateral and all other property of the Borrower or another Person (as defined below), now owned or hereafter acquired, in which Bank is granted a Lien hereunder, or which is designated as Collateral or in which Bank is granted a Lien to secure any of the Obligations pursuant to an agreement supplemental hereto or otherwise (whether or not such agreement makes reference to this Agreement or Obligations of the Borrower hereunder).

         "Current Assets" means, at any date as of which the amount thereof shall be determined, all assets that should, in accordance with GAAP, be classified as current assets on the balance sheet of Borrower, which shall include cash and cash equivalents net of Accounts Receivable and Inventory.

         "Current Liabilities" means, at any date as of which the amount thereof shall be determined, all liabilities that should, in accordance with GAAP, be classified as current liabilities on the balance sheet of Borrower.

         "Current Ratio" shall mean Borrower's Current Assets divided by Borrower's Current Liabilities.

         "Debt Service Coverage Ratio" shall mean Borrower's Cash Flow divided by Total Debt Service Requirements.

         "Debt to Worth Ratio" shall mean Borrower's Total Liabilities divided by Tangible Net Worth, determined in accordance with GAAP.

         "Eligible Account" means an Account Receivable of the Borrower which initially and at all times until collected in full:

         (A) ____ is not more than ninety (90) days from the date of invoice; provided that if at any time fifty (50%) percent or more of the aggregate amount of the Accounts Receivable due from any account debtor are unpaid in whole or in part more than ninety (90) days from the respective dates of invoice, from and after such time none of the Accounts Receivable (then existing or thereafter arising) due from such account debtor shall be deemed to be Eligible Accounts until such time as less than fifty (50%) percent of Accounts Receivable due from such account debtor are (as a result of actual payments received thereon) no more than ninety (90) days from the date of invoice; accounts payable by Borrower to an account debtor shall be netted against Eligible Accounts due from such account debtor, and the difference (if positive) shall constitute Eligible Accounts from such account debtor for purposes of determining the Borrowing Base (notwithstanding paragraphs (C) and (F) below);

         (B) ____ arose in the ordinary course of business from the domestic performance of services or the outright sale of goods (excluding conditional sale or sale and return); such services have been performed or such goods have been shipped to the account debtor; and in the case of goods,

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the Borrower has possession of or has delivered to Bank shipping and delivery receipts evidencing shipment;

         (C) is not owed by an account debtor who is a supplier, employee or parent, subsidiary or other affiliate of the Borrower;

         (D) ____ is not evidenced by a promissory note or other instrument, is subject to a perfected security interest in favor of Bank and is not subject to any other Lien (as defined below);

         (E) ____ is not owed by an account debtor whose principal place of business is located outside of the United States of America; provided, however, that such Account may constitute a Eligible Account (i) if foreign credit insurance (satisfactory to Bank in all respects) is obtained for such Account Receivable listing the Bank as an additional insured, or (ii) if it is supported by letter(s) of credit issued to the Borrower by financial institution(s) acceptable to Bank;

         (F) ____ is a non-contingent obligation that is not subject to set-off, credit, defense, warranty claim, allowance or adjustment by the account debtor except normal discount allowed in the ordinary course for prompt payment, and such account debtor has not complained as to its liability thereon nor returned any of the subject goods;

         (G) ____ did not arise out of any sale made on an advanced billing, bill and hold, dating or delayed shipment basis the receivable for which is more than thirty (30) days past due;

         (H) ____ is owed by an account debtor as to which Borrower has received no notice and has no knowledge of bankruptcy, insolvency or other facts which make collection doubtful, and has not been turned over to a collection agency or attorney;

         (I) ____ the account debtor is not located in the State of New Jersey, or the State of Minnesota or any other state denying creditors access to its courts in the absence of such creditor's qualification to conduct business as a foreign corporation in such state or complying with other filing or reporting requirements unless Borrower has filed all legally required filings and reports, obtained any necessary authorities or certificates to do business, and paid any applicable taxes and/or fees to the applicable state agency in such state;

         (J) ____ if owed by the United States of America, has been properly assigned to the Bank pursuant to the Federal Assignment of Claims Act, and is not subject to any right of offset or other claims;

         (K) has not been designated by Bank in its sole discretion as unacceptable for any reason by notice to the Borrower;

         Characterization of any Account Receivable due from an account debtor as an Eligible Account shall not be deemed a determination by Bank as to its actual value nor in any way obligate Bank to accept any Account Receivable subsequently arising from such account debtor to be, or to continue to deem such Account Receivable to be, an Eligible Account; it is the

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Borrower's responsibility to determine the creditworthiness of account debtors and all risks concerning the same and collection of Accounts Receivable are with the Borrower. All Accounts Receivable which are not Eligible Accounts also constitute Collateral.

         "Eligible Inventory" means Inventory of the Borrower which initially and at all times until sold is:

         (a) new and unused in first-class condition, merchantable and salable through normal trade channels;

         (b) at a location which has been identified in writing to Bank;

         (c) subject to a perfected security interest in favor of Bank and owned by Borrower free and clear of any lien except in favor of Bank;

         (d) not obsolete; not scrap, waste, defective goods and the like;

         (e) ______ has been produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and order promulgated thereunder;

         (f) ____ not stored with a bailee, warehouseman, processor or similar party unless Bank has given its prior written consent thereto and Borrower has caused each such bailee, warehouseman, processor or similar party to issue and deliver to Bank warehouse receipts and lien waivers in Bank's name for such inventory, and in the case of processors, unless such are goods segregated and labeled as belonging to Borrower or Borrower has perfected its interest therein by retaining a security interest therein and filing financing statements against such processor pursuant to ss.9-315 of the Uniform Commercial Code;

         (g) has not been designated by Bank in its reasonable discretion as unacceptable for any reason by notice to Borrower;

         (h) ____ is and has been since the date of this Agreement valued for financial reporting purposes on a basis consistent with the basis applied for prior financial periods and net of all reserves established by Borrower; and

         (i) ____ not held on consignment by a customer unless (i) Borrower has perfected its interest therein by filing financing statements against such customer and by prior notification of secured parties of such customer as required by ss.2-326(3)(c) and 9-114 of the Uniform Commercial Code, (ii) Bank has consented in writing that such Inventory is eligible, and (iii) such consignor has acknowledged Bank's first priority claim in such Inventory. The provisions of this paragraph shall not be deemed a consent by bank to Borrower's establishment of any consignment relationship.

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         "Equipment" means Borrower's machinery, equipment, furnishings, fixtures and other goods (as defined in Article 9 of the Uniform Commercial
Code) which is not Inventory, whether now owned or thereafter acquired by Borrower and wherever located, all replacements and substitutions therefor or accessions thereto and all proceeds thereof, and including, also without limitation, all proceeds of fire or other insurance covering the aforesaid property.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "Plan" means any employee plan subject to provisions of Title IV of ERISA maintained for employees of Borrower, any subsidiary of Borrower or any other trade or business under common control with Borrower within the meaning of
Section 414(c) of the Internal Revenue Code or the regulations thereunder. "Reportable Event" means any reportable event as defined in ERISA. "PBGC" means the Pension Benefit Guaranty Corporation.

         "Financial Statements" means the balance sheet of Borrower as of ______, 2001, statement of income, and changes in financial position, and notes thereto, of Borrower for the years or, as appropriate, quarter ended on such dates, reviewed by independent certified public accountants of recognized standing to present fairly the financial position and results of operations of Borrower at such dates and for such periods in accordance with GAAP, together with all future financial statements whether prepared by management of the Borrower or certified public accountants on behalf of Borrower.

         "GAAP" means generally accepted accounting principles applies consistently as was done in the preparation of the Financial Statements, with such changes or modifications thereto as may be approved in writing by the Bank.

         "Indebtedness" shall mean, with respect to any Person (as defined below), (i) all indebtedness for borrowed money or for the deferred purchase price of property or services, and all obligations under leases which are or should be, under generally accepted accounting principles, recorded as capital leases, in respect of which such Person is directly or contingently liable as obligor, guarantor, endorser or otherwise, or in respect of which such Person otherwise assures a creditor against loss, (ii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including without limitation accounts receivable and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment thereof, and (iii) all other liabilities or obligations which would, in accordance with generally accepted accounting principles, be classified as liabilities of such Person.

         "Inventory" means all inventory of the Borrower of whatever name, nature, kind or description, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by Borrower, parts, supplies, all wrapping, packaging, advertising, labelling, and shipping materials, devices, names and marks, all contracts rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by Borrower.

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         "Lien" means any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind whatsoever, or the interest of a vendor or lessor under a conditional sale, title retention or capital lease agreement.

         "Obligation(s)" means all loans, advances, debts, liabilities, obligations (including without limitation for reimbursement in connection with guaranties and letters of credit), agreements, undertakings, covenants and duties owing or to be performed or observed by the Borrower to or in favor of Bank, of every kind and description (whether or not evidenced by any note or other instrument; for the payment or money; arising out of this Agreement or any other agreement between Bank and the Borrower or any other instrument of Borrower in favor of Bank; arising out of or relating or similar to transactions described herein; or contemplated as of the date hereof), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

         "Person" means any individual, partnership, firm, association, business enterprise, trust, estate, company, joint venture, governmental authority, corporation or other entity.

         "Related Collateral" means all Borrower's general intangibles; trade names, marks and secrets; patents, trademarks, copyrights and other intellectual property; customer lists; goodwill; cash; deposit accounts; tax refunds; claims under insurance policies (whether or not proceeds of other Collateral); rights of set off; rights under judgments; tort claims and choses in action; computer programs and software; books and records including without limitation all electronically recorded data); contract rights; and all contracts and agreements to or of which it is a party or beneficiary, whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or belonging to Borrower.

         "Tangible Net Worth" shall mean Borrower's Total Assets determined in accordance with GAAP, consistently applied, subtracting therefrom Total Liabilities and intangibles, including goodwill ( as determined in accordance with such principles so applied).

         "Total Assets" means, at any date as of which the amount thereof shall be determined, all assets that should, in accordance with GAAP, be classified as all assets on the balance sheet of the Borrower.

         "Total Debt Service Requirements" means on a trailing four quarters' basis regularly scheduled payments of principal and/or interest and amounts due under any capitalized leases.

         "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that shall, in accordance with GAAP, be classified as liabilities on the balance sheet of the Borrower, including, in any event, all Indebtedness.

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         "Uniform Commercial Code". The following terms which are defined in the
Massachusetts Uniform Commercial Code shall, unless the context otherwise requires, have the same meanings herein: "account", "account debtor", "chattel paper", "document", "general intangible", "inventory", "instrument", and "proceeds".

         Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with, GAAP.

         4. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants (and at the time of each loan hereunder shall be deemed to represent and warrant) to Bank that:

         (A) ____ Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in every other state in which such qualification may be necessary by reason of the nature or location of Borrower's assets or operations;

         (B) ____ The execution, delivery and performance of Borrower's obligations hereunder are within its powers, have been duly authorized by all necessary corporate action and other action, require no action by or in respect of, or filing with, any governmental authority, and do not contravene or constitute a default under any of the charter, by-laws, or other constituent documents of Borrower or, to the knowledge of Borrower under any provision of applicable law or regulation or any judgment, order, decree, injunction or material agreement or other instrument by which it or any of its properties may be bound, or result in creation or imposition of any Lien on any of their assets except in favor of Bank;

         (C) ____ This Agreement has been duly executed and delivered by and constitutes a valid and binding agreement of the Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar law affecting creditors' rights generally;

         (D) ____ Borrower's Financial Statements which have been furnished to Bank have been prepared in accordance with GAAP applied on a basis consistent with that of prior financial periods and are true and correct and fairly present its financial position as at the close of business on the date(s) thereof and the results of its operations during the period(s) covered thereby. Borrower has no liabilities, contingent or otherwise, involving material amounts which are not disclosed in said statements or the notes thereto. Since the date of the most recent of such statements there has occurred no material adverse change in its financial condition or business;

         (E) ____ It owns all of the assets reflected in the most recent of such Financial Statements, except assets sold or otherwise disposed of in the ordinary course of business since the date thereof, and such assets together with any assets acquired since such date, including without limitation the Collateral, are subject to no Liens except (i) as reflected in such statement or the notes thereto or (ii) in favor of Bank;

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         (F) ____ Borrower's charter documents have been duly filed and are in proper order. All its respective books and records are accurate and up-to-date;

         (G) ____ Borrower has made or filed all tax returns, reports and declarations relating to any material tax liability required by any jurisdiction to which it is subject (any tax liability which may result in a Lien on any Collateral being hereby deemed material); has paid all taxes shown or determined to be due thereon except those being contested in good faith; and has made adequate provision for the payment of all taxes so contested or in respect of subsequent periods;

         (H) ____ To Borrower's knowledge, it (i) is subject to no charter, corporate or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction which could have a material adverse effect on its financial condition, business or prospects, and
(ii) is in compliance with its charter documents, and by-laws, all contractual requirements by which it or any of its properties may be bound and all applicable laws, rules and regulations (including without limitation those relating to environmental protection) other than laws, rules or regulations the validity or applicability of which it is contesting in good faith or provisions of any of the foregoing the failure to comply with which cannot reasonably be expected to materially adversely affect its financial condition, business or prospects or the value of any Collateral;

         (I) ____ There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against or affecting it or any of its assets before or by any court or other governmental authority which, if determined adversely to it, would have a material adverse effect on its financial condition, business or prospects or the value, title or extent of any Collateral;

         (J) ____ It is in compliance with ERISA; no Reportable Event has occurred and is continuing with respect to any Plan; and it has no unfunded vested liability under any Plan.

         (K) ____ Its principal executive office and the office where it keeps its records concerning its Accounts Receivable and other assets is (and has been for more than four (4) months prior to the date of this Agreement) that shown at the beginning of this Agreement, and all of its Equipment and other goods are stored at that location and the locations set forth on Schedule 4(m);

         (L) ____ To the best of its knowledge, Borrower has taken all necessary action to assess, evaluate and correct all of the hardware, software, embedded microchips and other processing capabilities it uses in its primary business operations, to ensure that it will be able to function accurately and without interruption or ambiguity using date information before, during and after January 1, 2000.

         5.  BORROWER'S REPORTS AND NOTICES. Borrower will deliver to Bank:

         (A) ____ at the time of each Revolving Loan and within twenty (20) days after the close of each monthly fiscal period, a Borrowing Base Certificate for the Borrower in form reasonably acceptable to Bank containing a summary and reconciliation of Accounts Receivable created

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since the prior such certificate, together with (if required and as frequently as requested by Bank) copies of invoices, sales journals and schedules of credit memorandums relating to such Accounts Receivable and an Inventory valuation report;

         (B) ____ within twenty (20) days after the close of each monthly fiscal period of Borrower, monthly Accounts Receivable and Accounts Payable aging reports in form reasonably satisfactory to Bank showing a total amount due to and payable by the Borrower from each account debtor, breaking down the receivables and payables by days past due as follows: 0-30 days, 31-60 days, 61-90 days and 91 days plus;

         (C) ____ within thirty (30) days after the close of each quarterly fiscal period of Borrower, quarterly financial statements including a balance sheet and statement of profit and loss reflecting the financial condition of the Borrower at the end of such period and the results of its operations during such period, such balance sheet and statement of profit and loss to be certified by Borrower's chief financial officer to fairly present its financial condition at the end of such period and the results of its operations during such period in accordance with GAAP, consistently applied, subject to changes resulting from year-end audit adjustments;

         (D) ____ annually, as soon as available but in any event within ninety
(90) days after the close of each fiscal year of Borrower, a full and complete signed copy of a financial statement or statements prepared on an audited basis, by independent certified public accountants reasonably acceptable to Bank, which shall include a balance sheet of Borrower and all of its related affiliates and subsidiaries as at the end of such year, a statement of profit and loss, a statement of cash flows of Borrower and all of its related affiliates and subsidiaries reflecting the results of its operations during such year, and annually within thirty (30) days of filing with taxing authorities, copies of the state and federal tax returns for the Borrower and all of its related affiliates and subsidiaries;

         (E) ____ promptly, such other information concerning the Borrower, the Collateral, the operation of Borrower's business or its financial condition and copies of such governmental filings and other documentation as Bank may from time to time reasonably request;

         (F) promptly notice of:

                  (a) any event described in Section 10 or any event which, with notice or lapse of time or both, might become such an event;

                  (b) ____ any change of Borrower's officers, directors, and key employees, change of location of its principal offices, change of Borrower's name, any sale or purchase out of the ordinary course of Borrower's business and any other material change in the business or financial affairs of Borrower or any change in the legal status of the Borrower;

                  (c) ____ the institution or commencement of any action, suit, proceeding or investigation against or affecting Borrower or any of its assets which, if determined

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         adversely to Borrower, could have a material adverse effect on the financial condition, business or prospects of Borrower or the value, title or extent of any Collateral;

                  (d) any judgment, award, decree, order or determination relating thereto;

                  (e) ____ the imposition or creation of any Lien, other than taxes that are not yet due and payable, against any asset of Borrower except in favor of Bank;

                  (f) any Reportable Event, together with a statement of Borrower's Manager as to the details thereof and a copy of its notice thereof to the PBGC;

                  (g) ____ any potential or known release or threat of release of hazardous or toxic chemicals, materials or oil from any site owned or operated by Borrower or the incurrence of any expense or loss in connection therewith or upon Borrower's obtaining knowledge of any investigation, action or the incurrence of any expense or loss by any governmental authority in connection with the containment or removal of any hazardous or toxic chemical, material or oil for which expense or loss Borrower may be liable or potentially responsible; or

                  (h) any loss or destruction of Collateral or other material assets whether or not covered by insurance;

         (G) ____ immediately after receipt or filing, a copy of (i) any notice it may receive from the PBGC relating to the PBGC's intention to terminate or appoint a trustee to administer any Plan and (ii) any report or notice relating to any Reportable Event which Borrower may file under ERISA with the PBGC, the Internal Revenue Service or the United States Department of Labor; and

         (H) ____ if requested by Bank, within five (5) days after the accrual in accordance with applicable law of Borrower's obligation to make deposits for F.I.C.A and withholding taxes, evidence reasonably satisfactory to Bank that such deposits have been made as required.

         6. _____ BANK'S REPORTS. After the end of each month, Bank will render to Borrower a statement of Borrower's loan account with Bank hereunder, showing all applicable credits and debits. Each statement shall be considered correct and to have been accepted by Borrower and shall be conclusively binding upon Borrower in respect of all charges, debits and credits of whatsoever nature contained therein under this Agreement, and the closing balance shown therein, unless Borrower notifies Bank in writing of any discrepancy within thirty (30) days from the date of any such statement.

         7.  BORROWER'S AFFIRMATIVE COVENANTS. Borrower agrees that it will:

         (A) ____ maintain property and liability insurance with responsible insurance companies (and with deductibles) satisfactory to Bank in such amounts and covering such risks as is usually

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carried by companies engaged in similar businesses and owning similar properties in the same general areas as Borrower operates;

         (B) ____ maintain insurance naming Bank as first mortgagee and/or loss payee with responsible insurance companies (and with deductibles) satisfactory to Bank covering Borrower's Equipment, Inventory, and other insurable Related Collateral, in such amounts as is usually carried by companies engaged in similar businesses and in any event not less than Bank may from time to time require, and deliver to Bank copies of such insurance policies (and all renewals thereof) together with lender's loss payable endorsements naming Bank as secured party, executed by the insurer(s), such policies to provide that coverage may not be modified or terminated without thirty (30) days prior notice to the Bank;

         (C) ____ maintain its existence in good standing, and its qualification to do business in good standing in every state in which such qualification may be necessary by reason of the nature or location of its assets or operations, and comply with its operating agreement, charter documents, and by-laws, all contractual requirements by which it or any of its properties may be bound and all applicable laws, rules and regulations (including without limitation ERISA and those relating to environmental protection) other than laws, rules or regulations the validity or applicability of which the Borrower shall contest in good faith or provisions of any of the foregoing the failure to comply with which cannot reasonably be expected to materially adversely affect the financial condition, business or prospects of Borrower or the value, title or extent of any Collateral;

         (D) ____ continue to engage primarily in its respective present business and maintain and preserve all of its properties necessary for the conduct thereof in good working order and condition, ordinary wear and tear excepted;

         (E) ____ pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property, or upon this Agreement or any notes evidencing Obligations, including without limitation taxes, assessments, charges or levies relating to real and personal property, the Collateral, franchises, income, unemployment, old age benefits, withholding, or sales or use, prior to the date on which penalties attach thereto, and all lawful claims (whether for any of the foregoing or otherwise) which, if unpaid, might give rise to a Lien upon any property of Borrower, except any of the foregoing which is being contested in good faith and by appropriate proceedings and for which Borrower has established adequate reserves; and

         (F) ____ establish and maintain its primary operating and deposit accounts and deposit relationship with the Bank.

         8. BORROWER'S NEGATIVE COVENANTS. Without the prior written consent of Bank:

         (A) ____ Borrower will not permit its Debt To Worth Ratio to be greater than 1.00 to 1.00 as of each fiscal year end, to be tested at each fiscal year end;

         (B) ____ Borrower will not permit its Tangible Net Worth to be less than $1,800,000.00 as of each fiscal year end, to be tested at each fiscal year end;

         (C) ____ Borrower will not permit its Current Ratio to be less than
1.85 to 1.00 as of each fiscal year end, to be tested at each fiscal year end;

         (D) Borrower will achieve and maintain a minimum net profit at each fiscal year end of $100,000.00;

         (E) ____ Borrower will not sell, assign, exchange or otherwise dispose of any of the Collateral (other than Collateral consisting of (i) scrap, waste, defective goods and the like; (ii) obsolete goods; and (iii) finished goods, including used equipment, sold in the ordinary course of business) or any interest therein to any other Person;

         (F) ____ Borrower will not create, permit to be created or suffer to exist any Lien upon any of the Collateral or any other property of Borrower, now owned or hereafter acquired, except: (i) landlord's carriers', warehousemen's, mechanics and other similar Liens arising by operation of law in the ordinary course of Borrower's business; (ii) arising out of pledges or deposits under workmen's compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; (iii) purchase money Liens arising in the ordinary course of business (so long as the Indebtedness secured thereby does not exceed $5,000.00 in the aggregate and such Lien extends to no other property); or (iv) in favor of Bank;

         (G) ____ Borrower will not pay any dividends on or make any distribution on account of any of Borrower's stock; or redeem, purchase or otherwise acquire, directly or indirectly, any of such interest; provided, however, that if the Borrower is in compliance with all the covenants, terms, and provisions of this Agreement, Borrower may make distributions to its shareholders during any fiscal year of Borrower to satisfy in whole or in part the amount necessary to pay federal and state income taxes upon Borrower's undistributed income for such year (so long as such distribution will not cause Borrower to be in default of any of the foregoing financial covenants);

         (H) ____ Borrower will not enter into any lease or other transaction with any director, shareholder, officer or affiliate on terms any less favorable than those which might be obtained at the time from persons who (or entities which) are not such a director, shareholder, officer or affiliate;

         (I) ____ Borrower will not make any loans or advances to any Person, including without limitation Borrower's directors, shareholders, officers, and employees, except advances to directors, officers, or employees with respect to expenses incurred by them in the ordinary course of their duties which are properly reimbursable by Borrower;

         (J) ____ Borrower will not assume, guaranty, endorse or otherwise become directly or contingently liable in respect of (including without limitation by way of agreement, contingent or otherwise, to purchase, provide funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss), any Indebtedness (except guaranties by endorsement of instruments for deposit or collection in the ordinary course of business) of any Person;

         (K) ____ Borrower will not merge or consolidate with or into any corporation, or enter into any joint venture or partnership with any person, firm or corporation; convey, lease or transfer or otherwise dispose of any substantial part of its assets or business (whether in one or more transactions) except for the sale of Inventory in the ordinary course of its business;

         (L) ____ Borrower will not incur any Indebtedness exceeding $10,000.00 in the aggregate other than (i) trade debt and ordinary operating expenses incurred in the ordinary course of Borrower's business, or (ii) Obligations owed to the Bank.

         9. ADDITIONAL COVENANTS AS TO FURTHER SECURITY AND ASSURANCES.

         (A) ____ Borrower will at all times maintain sufficient Collateral in which Bank has a perfected first-rank security interest to ensure that loans outstanding hereunder do not in the aggregate exceed the Borrowing Base from time to time in effect, and shall immediately make such principal payments as may at any time to be necessary to eliminate any such excess.

         (B) ____ Borrower will notify Bank, at least thirty (30) days prior to any such event, of any change in Borrower's exact legal name, any change in its place(s) of business or locations(s) of Equipment, or other goods as set forth in Section 4 or its establishment of any new place of business or location of Inventory or office where its records concerning Accounts Receivable and other assets are kept.

         (C) ____ At Bank's request, Borrower at its expense (i) will promptly and duly execute and deliver such documents and assurances and take such actions as may be necessary or desirable or as Bank may request in order to correct any defect, error or omission which may at any time be discovered or in order to more effectively carry out the intent and purpose of this Agreement and to establish, perfect and protect Bank's security interest, rights and remedies created or intended to be created hereunder and (ii) without limiting the generality of the above, will join with Bank in executing financing and continuation statements pursuant to the Uniform Commercial Code or other notices appropriate under applicable Federal or state law in form satisfactory to Bank and filing the same in all public offices and jurisdictions wherever and whenever requested by Bank (including without limitation upon the occurrence of any event referred to in paragraph (B) above or (F) below).

         (D) ____ Upon an Event of Default under the Revolving Loans and expiration of applicable grace or cure periods (if any), if the Bank shall so require, Borrower will, immediately upon receipt of all checks, drafts, cash and other remittances in payment of any Collateral sold or on account of Borrower's Accounts Receivable (including without limitation tax refunds, insurance proceeds and notes), hold the same in trust for Bank and deliver the same to Bank in the form received together with Borrower's endorsement thereon where necessary to permit collection thereof. Bank will credit all such payments (conditional upon final collection) against interest accrued on or principal of loans outstanding hereunder; PROVIDED THAT for purposes of computing interest, Borrower shall not be given credit for items subject to collection until three (3) business days after their receipt by Bank (For purposes of determining the Borrowing Base, Borrower shall be given immediate credit for the same). The order and method of application shall be in Bank's sole discretion and proceeds which in Bank's discretion are not so applied shall be credited to Borrower's deposit account(s) with Bank. Bank will at all times have the right to require Borrower (i) to enter into a lockbox arrangement with Bank for the collection of such remittances and payments or
(ii) to maintain its deposit accounts at Bank or, in the alternative, at another financial institution which has agreed to accept drafts drawn on it by Bank under a written depository transfer agreement with Bank, and to block Borrower's account and waive its own rights as against such account.

         (E) ____ Bank will at any time following the occurrence of any Event of Default hereunder have the right to take physical possession of the Collateral and to maintain such possession on Borrower's premises or to remove the Collateral or any part thereof to such other places as Bank may desire. If Bank exercises such right, Borrower shall upon Bank's request assemble the same and make it available to Bank at a place reasonably convenient to Bank. If any Collateral is in the possession or control of any of Borrower's agents or processors, Borrower shall at Bank's request (before or after Demand) notify them of Bank's security interest therein and, at Bank's request, instruct them to hold the same for Bank's account and subject to Bank's instructions.

         (F) ____ Borrower shall perform any and all further steps requested by Bank to perfect Bank's security interest in Equipment and Inventory. A physical listing of all Inventory, Equipment, and other goods, wherever located, shall be taken by Borrower at least annually and whenever reasonably requested by Bank, the cost of which shall be borne by the Bank.

         (G) ____ Bank may at any time (i) in its own name or in the name of others communicate with account debtors in order to verify with them to Bank's satisfaction the existence, amount and terms of any Accounts Receivable and the absence of any reductions, discounts, defenses or offsets with respect thereto or (ii) notify account debtors that Collateral has been assigned to Bank and that payments by such account debtors shall be made directly to Bank. At Bank's request Borrower will notify any or all such account debtors of such assignment, give instructions and/or indicate on billings to such account debtors that their Accounts Receivable shall be paid to Bank and/or supply such account debtors with a copy of this Agreement.

         (H) ____ Bank shall have full power, in its own name or that of Borrower, to collect, endorse, compromise, settle, sell or otherwise deal with any or all of the Collateral or proceeds thereof. Borrower does hereby make, constitute and appoint any officer or agent of Bank as Borrower's true and lawful attorney-in-fact, with power of substitution: (i) to endorse the name of Borrower or any of its trustees, officers, or agents upon any notes, checks, drafts, money orders, or other instruments of payment (including under any policy of insurance on Collateral) or Collateral that may come into possession of Bank in full or part payment of any amounts owing to Bank; (ii) to sign and endorse the name of Borrower or any of its members, trustees, officers, or agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts Receivable, and any instruments or documents relating thereto or to Borrower's rights therein; (iii) to give written notice to such offices and officials of the United States Postal Service to effect such change or changes of address so that all mail addressed to Borrower may be delivered directly to Bank; (iv) to take any and all other actions necessary or appropriate to collect, compromise, settle, sell or otherwise deal with any or all of the Collateral or proceeds thereof; and (v) to obtain, adjust, settle and cancel any insurance referred to in this Agreement; hereby granting to each said attorney-in-fact or his substitute full power to do any and all things necessary or appropriate to be done in and about the premises as fully and effectually as Borrower might or could do, and hereby ratifying all that any said attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof. Provided, however, that except to the extent reasonably necessary to Bank's usual and good faith administration of the loans, the foregoing powers and appointment shall not be exercised until after the occurrence of an event described in Section 10.

         (I) ____ Borrower hereby assigns to Bank all sums, including without limitation return of premiums, which may become payable under any policy of insurance on Collateral and directs each insurance company issuing any such policy to make payment thereof directly to Bank.

         (J) ____ If any Accounts Receivable arise from contracts with the United States or any department, agency or instrumentality thereof, Borrower will immediately notify Bank thereof and execute any instruments and take any steps requested by Bank in order that all monies due and to become due thereunder shall be assigned to Bank and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act.

         (K) ____ In its sole discretion if Borrower has not done so prior to cancellation or imposition of any penalties (as applicable), Bank may: (i) discharge taxes and Liens levied or placed on Collateral; (ii) pay for insurance thereon or the maintenance and preservation thereof; or (iii) if Borrower shall fail to make deposits in respect of F.I.C.A. and withholding taxes referred to in Section 5, make such deposits or pay such taxes, in whole or in part, or set up such reserves as sank shall in its sole discretion deem necessary in respect of Borrower's liability on any of the foregoing. Any amount so paid, deposited or reserved for shall constitute a loan for all purposes hereunder. Nothing herein shall be deemed to obligate Bank to do any of the foregoing and the making of any one or more such payments, deposits or reserves shall not constitute an agreement by Bank to take any further or similar action or a waiver of any right of Bank hereunder.

         (L) ____ Borrower will at all times keep accurate records of the Collateral and will permit Bank or its agents or representatives at any reasonable time, (using Bank's usual reasonable examination practices and procedures) and from time to time to visit Borrower's place(s) of business, without hindrance or delay, to inspect Inventory and other goods and examine, check, audit and make copies and abstracts from Borrower's records and books of account (including without limitation corporate minutes, and records, journals, orders, receipts and correspondence relating to Collateral, account debtors, transactions unrelated to Collateral and Borrower's general financial condition, business and affairs); to remove any of such books and records temporarily for the purpose of having copies made; and to discuss with any of Borrower's appropriate directors, officers and employees the Collateral and Borrower's general financial condition, business and affairs.

         (M) ____ Borrower hereby grants to Bank, for a term commencing on the date hereof and continuing so long as any of the Obligations remain outstanding, at a rental of $1.00 for such entire term, the right to the use of all premises or places of business which Borrower now or hereafter may have and where any Collateral may be located; PROVIDED THAT Bank agrees not to exercise such right unless and until after the occurrence of any one or more of the events described in Section 10 hereof or until Bank determines to exercise its rights against Collateral hereunder.

         (N) ____ Borrower hereby grants to Bank for a term to commence on the date of this Agreement and continuing thereafter until all debts and Obligations of any kind or character owed to Bank are fully paid and discharged, a non-exclusive, irrevocable, royalty-free license in connection with the Bank's exercise of its rights hereunder, to use, apply or affix any trademark, servicemark, tradename, logo or the like and to use any patents, franchises, licenses, and goodwill in which the Borrower now or hereafter has rights, which license may be used by Bank upon and after the occurrence of any one or more of the events described in Section 10 hereof. This license shall be in addition to, and not in lieu of, the inclusion of all of Borrower's trademarks, servicemarks, tradenames, logos, goodwill, patents, franchises and licenses in the related Collateral.

         (O) ____ If any Accounts Receivable are at any time evidenced by promissory notes, trade acceptances or other instruments for the payment of money, Borrower will immediately deliver the same to Bank appropriately endorsed to Bank's order and, regardless of the form of such endorsement, Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto.

         (P) Intentionally Deleted.

         (Q) ____ In the event of the sale, exchange or disposition of any of the Collateral, other than finished goods in the ordinary course of business, or any interest therein (and no such sale, exchange or other disposition is hereby authorized or consented to), Bank's security interest shall nevertheless continue in such Collateral (including without limitation all proceeds, cash and non-cash) notwithstanding such sale, exchange or other disposition; all of said proceeds shall remain Collateral hereunder and shall be transferred and paid over to Bank immediately, and shall be applied at Bank's option to the payment of Obligations; and Bank's receipt of any such proceeds shall not be deemed or construed to be an authorization of or consent to any such sale, exchange or other disposition.

         (R) ____ Any and all deposits or other sums at anytime credited by or due from Bank to Borrower shall at all times constitute security for Obligations and may be set-off against any Obligations at any time whether or not they are then due or other security held by Bank is considered by Bank to be adequate. Any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts, choses in action, general intangibles, chattel paper, cash, property and the proceeds thereof (whether or not the same are Collateral or proceeds thereof) owned by Borrower or in which Borrower has an interest, which now or hereafter are at any time in possession or control of Bank or in transit by mail or carrier to or from Bank or in the possession of any third party acting in Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same, shall constitute security for Obligations and may be applied at any time to Obligations which are then owing, whether due or not due. Bank shall be entitled to presume, in the absence of clear and specific written notice to the contrary hereinafter provided by Borrower to Bank that any and all deposits maintained by Borrower with Bank are general accounts as to which no person or entity other than Borrower has any legal or equitable interest whatsoever.

         (S) ____ All advances by Bank to Borrower under this Agreement and under any other agreement constitute one general loan, and all indebtedness of Borrower to Bank under this and under any other agreement constitute one general Obligation. Each advance to Borrower hereunder or otherwise shall be made upon the security of all of the Collateral held and to be held by Bank. It is expressly understood and agreed that all of the rights of Bank contained in this Agreement shall likewise apply, insofar as applicable, to any modification of or supplement to this Agreement and to any other agreements between Bank and Borrower. Any default of this Agreement by Borrower shall constitute, likewise, a default by Borrower of any other existing agreement with Bank, and any default by Borrower of any other agreement with Bank shall constitute a default of this Agreement. The entire Obligation of Borrower to Bank shall become due and payable when payments become due and payable hereunder upon termination of the Agreement.

         10. ____ EVENTS OF DEFAULT. Although the Bank may demand payment of all sums due under the Note at any time, the Bank, at its option may also declare the entire principal balance of the Revolving Loans and all accrued unpaid interest thereon to be immediately due and payable without demand, notice or protest (which is hereby waived) upon the occurrence of any more of the following events ("Events of Default").

         (A) ____ failure by Borrower to pay any amount when due under this Agreement or any note, including, but not limited to, the notes referred to in
Section 2 of this Agreement, after the expiration of any applicable grace period;

         (B) failure by Borrower to pay upon demand (or when due, if not payable on demand) any other Obligation;

         (C) ____ failure by Borrower to perform, discharge, observe or comply with any Obligation (other than for payment) in accordance with the terms thereof;

         (D) ____ any representation, warranty or statement of Borrower to Bank heretofore, now or hereafter made in connection with any Obligation (including without limitation any made in a document provided by Borrower under Section 5) is found to have been false or misleading in any material respect as of the time when made;

         (E) ____ occurrence of any event of default as defined in any other instrument evidencing or governing Indebtedness of Borrower (other than Obligations) now or hereafter outstanding, or any event or condition which entitles any holder or trustee of such Indebtedness to accelerate its maturity;

         (F) ____ Borrower's dissolution, liquidation, termination, dissolution or ceasing to carry on actively any substantial part of its current business;

         (G) ____ commencement by Borrower of a voluntary proceeding seeking relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its assets; or its consent to any of the foregoing in an involuntary proceeding against it; or Borrower shall generally not be paying its debts as they become due or admit in writing its inability to do so; or an assignment for the benefit of, or the offering to or entering into by Borrower of any composition, extension, reorganization or other agreement or arrangement with, its creditors;

         (H) ____ commencement of an involuntary proceeding against Borrower seeking relief with respect to it or its debts under any bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its assets, which proceeding remains undismissed and unstayed for sixty (60) days; or entry of an order for relief against Borrower in any such proceeding;

         (I) ____ service upon Bank of a writ naming Bank as trustee for Borrower, or of any other similar process of attachment;

         (J) entry of any uninsured judgment or judgments against Borrower which is not dissolved within thirty (30) days of entry;

         (K) ____ attachment of any Lien not permitted hereunder upon property of Borrower not in favor of Bank without Bank's prior written consent and such lien is not dissolved or bonded over to the satisfaction of the Bank within thirty (30) days of its attachment;

         (L) ____ entry of any court order which enjoins, restrains or in any way prevents Borrower from conducting all or any part of its business;

         (M) ____ any change in the legal or beneficial ownership of the shares of Borrower from that existing at the date hereof;

         (N) any loss, theft, damage or destruction to or of any material asset(s) of Borrower not covered by insurance;

         (O) ____ reclamation or repossession of, or any action by a creditor to reclaim or repossess not dismissed within 30 days, any material asset(s) of Borrower;

         (P) ____ there shall occur and be continuing any Reportable Event which constitutes grounds for termination of or for appointment by a United States district court of a trustee to administer any Plan; the PBGC shall institute proceedings to terminate or to appoint a trustee to administer any Plan; a United States district court shall appoint a trustee to administer any Plan; or any Plan shall be terminated in circumstances giving rise to liabilities having a material adverse effect on Borrower's financial condition; or

         (Q) ____ termination of, failure to make any payment required under or any other default under any guaranty of or other instrument or agreement securing any of the Obligations.

         11. BANK'S RIGHTS AND REMEDIES UPON DEFAULT. Following the occurrence of any one or more of the events described in Section 10 above:

         (A) ____ (i) If it has not already done so, Bank may decline to make any or all further loans hereunder; (ii) All Obligations shall become immediately due and payable at Bank's option without notice to Borrower; (iii) Borrower shall be obligated to deliver to Bank cash collateral in an amount equal to the aggregate amounts then undrawn on all letters of credit or outstanding on acceptances issued by Bank for Borrower's account; (iv) Bank may proceed to enforce payment of any of the foregoing and shall have and may exercise any and all rights under the Uniform Commercial Code or which are afforded to Bank herein or otherwise; and (v) all Obligations (including without limitation principal, interest accrued to the time of demand, amounts payable under Section 12 or upon entry of any judgment) shall bear interest payable on demand at the rate per annum five (5.00%) percent in excess of the contract rate of interest otherwise payable; and

         (B) ____ Bank may sell, lease or otherwise dispose of and deliver any or all Collateral at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as Bank deems advisable in its sole discretion. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth herein at least ten
(10) days before the time of sale or other disposition. Bank may be the purchaser at any such sale, if it is public, and in such event Bank shall have all rights of a good faith, bona fide purchaser for value from a secured party after default. The proceeds of any sale may be applied (in whatever order and manner Bank elects in its sole discretion) to all costs and expenses of sale (including without limitation reasonable attorneys fees and disbursements) and to the payment of Obligations, and any remaining proceeds shall be applied in accordance with Article 9, Part 5, of the Uniform Commercial Code. Borrower shall remain liable to Bank for any deficiency.

         12. ATTORNEYS FEES, INDEMNIFICATION, ETC.

         (A) ____ Borrower shall pay to Bank on demand any and all expenses, including, but not limited to, a collection charge on all Accounts collected, all attorneys' fees and expenses, and all other expenses of like or unlike nature which may be expended by the Bank to obtain or enforce payment of any Account Receivable either as against the account debtor, Borrower, or any guarantor or surety of Borrower or in the prosecution or defense of any action or concerning any matter growing out of or connected with the subject matter of this Agreement, the Obligations or the Collateral or any of Bank's rights or interests therein or thereto, including, without limiting the generality of the foregoing, any counsel fees or expenses incurred in any bankruptcy or insolvency proceedings, and all costs and expenses incurred or paid by Bank in connection with the administration, supervision, protection or realization on any security held by Bank for the debt secured hereby, whether such security was granted by Borrower or by any other person primarily or secondarily liable (with or without recourse) with respect to such debt, and all costs and expenses incurred by Bank in connection with the defense, settlement or satisfaction of any action, claim or demand asserted against Bank in connection with the debt secured hereby, all of which amounts shall be considered advances to protect Bank's security, and shall be secured hereby. At its option, and without limiting any other rights or remedies, Bank may at any time pay or discharge any taxes, liens, security interests or other encumbrances at any time levied against or placed on any of the Collateral, and may procure and pay any premiums on any insurance required to be carried by Borrower, and provide for the maintenance and preservation of any of the Collateral, and otherwise take any action reasonably deemed necessary to Bank to protect its security, and all amounts expended by Bank in connection with any of the foregoing matters, including reasonable attorneys' fees, shall be considered Obligations of Borrower and shall be secured hereby.

         (B) ____ Bank shall be authorized to make loans hereunder upon the oral or written request in the name of Borrower of (i) the Person executing this Agreement on Borrower's behalf; (ii) the Person(s) from time to time holding the office of Manager of Borrower; and (iii) such other Persons as Borrower may from time to time designate in appropriate certificates of resolutions delivered to Bank. All such loans shall be conclusively deemed to have been authorized by Borrower and to have been made pursuant to duly authorized requests therefor on its behalf. Bank shall further be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person(s), and with respect to all legal matters shall be entitled to rely on advice of legal counsel.

         (C) ____ In the absence of gross negligence or willful misconduct, neither Bank nor any attorney-in-fact pursuant to Section 9 shall be liable to Borrower or any other Person for any act or omission, any mistake of fact or any error of judgment in exercising any right or remedy granted herein.

         (D) ____ Bank shall be entitled to retain Collateral or require substitution therefor to the extent required to assure Bank of satisfaction of Borrower's Obligations under this Section 12.

         13.  MISCELLANEOUS PROVISIONS.

         (A) ____ Unless otherwise specified herein, all notices hereunder shall be in writing, if to Borrower, addressed to it at its address recited in the Preamble of this Agreement, and if to Bank, at 10 Main Street, Peabody, Massachusetts 01960, Attention: Frank P. Romano, Vice President. Written notices and communications shall be effective and shall be deemed received on the day when delivered by hand or sent by facsimile transmission; on the next day if by commercial courier and on the third day after sending if by registered or certified mail, postage prepaid.

         (B) ____ No failure to exercise and no delay in exercising on the part of Bank, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or remedy. Waiver by Bank of any right or remedy on any one occasion shall not be construed as a bar to or waiver thereof or of any other right or remedy on any future occasion. Without limiting the generality of the foregoing, Borrower expressly agrees that no failure by Bank to detect or to communicate with Borrower or take action in response to any failure by Borrower to perform of observe any Obligation shall operate as a waiver of any right or remedy of Bank; Bank's rights and remedies hereunder, under any agreement or instrument supplemental hereto or under any other agreement or instrument shall be cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         (C) ____ This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; PROVIDED THAT Borrower may not assign or transfer any rights or Obligation hereunder without Bank's prior written consent.

         (D) ____ The headings contained herein are for convenience only and shall not affect the construction hereof. If one or more provisions of this Agreement (or the application thereof) shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not, to the fullest extent permitted by applicable law, invalidate or render illegal or unenforceable such provision (or its application) in any other jurisdiction or any other provision of this Agreement (or its application). This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereto.

         (E) ____ This Agreement shall continue in full force and effect so long as any of the Obligations remains outstanding or has not been fully and finally paid, performed or satisfied.

         (F) ____ Borrower acknowledges that the transactions contemplated hereby are commercial transactions and waives, to the fullest extent it may do so under applicable law, such rights as it may have or hereafter have to notices and/or hearings under applicable Federal or state laws relating to exercise of any of Bank's rights, including without limitation the right to deprive Borrower of or affect its use, possession or enjoyment of property prior to rendition of a final judgment against Borrower.

         14.  GOVERNING LAW; JURISDICTION; ARTICLE 9 CHANGES.

         (A) ____ This Agreement shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         (B) ____ Borrower irrevocably submits to the non-exclusive jurisdiction of any Federal or state court sitting in Massachusetts over any suit, action or proceeding arising out of or relating to this Agreement. Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Any Borrower not located in Massachusetts irrevocably appoints the Secretary of State of the Commonwealth of Massachusetts as its authorized agent to accept and acknowledge on its behalf any and all process which may be served in any such suit, action or proceeding, consents to such process being served either (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Borrower's address in the preamble to this Agreement or (ii) by serving the same upon such agent and agrees that such service shall in every respect be deemed effective service upon Borrower, but only if and in the event the Bank is unable to effect regular service upon Borrower at the address set forth herein or at such other address as Borrower may subsequently designate as its principal place of business.

         (C). ___ The parties acknowledge and agree to the following provisions of this Agreement in anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of the revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 2000 Official Text of the Uniform Commercial Code ("REVISED ARTICLE 9").

         (a) ____ Attachment. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of the Borrower, whether or not within the scope of Revised Article 9. The Collateral shall include, without limitation, the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired. If the Borrower shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised
Article 9, the Borrower shall immediately notify the Bank in a writing signed by the Borrower of the brief details thereof and grant to the Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Bank; (b) Perfection by Filing. The Bank may at any time and from time to time, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of the Borrower or words of similar effect and which contain any other information required by Part 5 of Revised
Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower. The Borrower agrees to furnish any such information to the Bank promptly upon request. Any such financing statements, continuation statements or amendments may be signed by the Bank on behalf of the Borrower, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction. (c) Other Perfection, etc. The Borrower shall at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as the Bank may reasonably request for the Bank (i) to obtain an acknowledgement, in form and substance satisfactory to the Bank, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Bank, (ii) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9 with corresponding provisions in Rev. ss.ss. 9-104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to the Bank, and (iii) otherwise to insure the continued perfection and priority of the Bank's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of Revised Article 9 in any jurisdiction. (d) Other Provisions. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the following references to sections in this Agreement to existing Article 9 of that jurisdiction shall be to the Revised Article 9 Section of that jurisdiction indicated below: (e) Savings Clause. Nothing contained in this ss.14 shall be construed to narrow the scope of the Bank's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Bank hereunder except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

         Executed as an instrument under seal on the date first above written.

Signed in the presence of:                   ANNIE'S HOMEGROWN, INC.


/s/ JAMES F. STERIO                          By /s/ PAUL B. NARDONE
-------------------------                       --------------------------------
                                                PAUL B. NARDONE, President




                                             WARREN FIVE CENTS SAVINGS BANK


                                             By /s/ FRANK P. ROMANO
                                                --------------------------------
                                                FRANK P. ROMANO, Vice President

                                   EXHIBIT "A"

                         WARREN FIVE CENTS SAVINGS BANK

                           BORROWING BASE CERTIFICATE



[Note: the Borrowing Base Certificate has been superceded by a version provided by the Bank]

                                   EXHIBIT "B"

                             COMPLIANCE CERTIFICATE


       I, __________________________, Chief Financial Officer of Annie's Homegrown, Inc. a Massachusetts corporation (the "Company"), do hereby certify, pursuant to Section 5 of the Loan and Security Agreement dated as of ______________, 200_, by and among the Company and Warren Five Cents Savings Bank (the "Bank") (as amended from time to time, the "Loan Agreement"), as follows:

       1. _____ I have reviewed and am familiar with the terms of the Loan Agreement and have made, or have caused to be made under my supervision, a reasonable review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements (the "Financial Statements").

       2. _____ The examinations described in paragraph 1, above, did not disclose the existence or continuance of any condition or event, and no such condition or event exists, which constitutes an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default during or at the end of the accounting period covered by the attached Financial Statements or as of the date of this Certificate, except as forth below.

       3. _____ The Financial Statements, as of _________, ____, have been prepared in accordance with GAAP applied on a basis consistent with the application of those principles in the preparation of the Company's ____________, _____, financial statements referred to in the Loan Agreement.

       4. _____ Schedule 1, attached hereto, sets forth true, complete and accurate computations used in determining compliance with the various financial covenants to be satisfied by the Company under the Loan Agreement as of the date of each such computation as disclosed on Schedule 1.

       Capitalized terms used herein, but not defined herein, shall have the meanings ascribed thereto in the Loan Agreement.

       The foregoing certifications, together with the computations set forth in
Schedule 1 attached hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ___________, ____.

                                                    ANNIE'S HOMEGROWN, INC.

                                                    By__________________________

                                                    Name________________________

                                                    Title_______________________

                             ANNIE'S HOMEGROWN, INC.

                       SCHEDULE 1 - COMPLIANCE CERTIFICATE



                  Financial Statements as of __________________

                                  EXHIBIT 4(M)


                                      NONE

                                   SCHEDULE 3

                  ACCOUNT DEBTOR OR SUPPLIER, ETC. RECEIVABLES


                                  See attached